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                             CERTIFICATE OF INCORPORATION
                                          OF
                            AMERICAN FAMILY HOLDINGS, INC.


    1. NAME. The name of the corporation is American Family Holdings, Inc. (the "Corporation").

    2. REGISTERED OFFICE AND AGENT. The registered office of the Corporation in Delaware is located at 15 East North Street., City of Dover, County of Kent, Delaware 19901, and the name and address of the Corporation's registered agent in the State of Delaware is Incorporating Services, 15 East North Street., City of Dover, County of Kent, Delaware 19901.

    3. PURPOSE AND BUSINESS. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware ("DGCL").

    4.   CAPITAL STOCK.

         4.01 CLASSES AND NUMBER OF SHARES. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twelve Million (12,000,000), consisting of Ten Million (10,000,000) shares of Common Stock, par value ($0.001) per share (the "Common Stock"), and Two
Million (2,000,000) shares of Preferred Stock, par value one cent ($0.001) per share (the "Preferred Stock").

         4.02 PREFERRED STOCK. The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed by the Board of Directors in its sole discretion, authority to do so being hereby expressly vested in such Board.

         4.03 ISSUANCE OF THE COMMON STOCK AND THE PREFERRED STOCK. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

         4.04 CUMULATIVE VOTING. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

    5. ADOPTION OF BY-LAWS. In furtherance and not in limitation of the powers conferred by statute and subject to Article 6 hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the by-laws of the Corporation (the "By-Laws").

    6. SHAREHOLDER AMENDMENT OF BY-LAWS. Notwithstanding Article 5 hereof, the By-Laws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

    7. BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 4.02 hereof in connection



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with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by a By-Law or amendment thereto.

    8. CLASSIFICATION OF BOARD OF DIRECTORS. At such time as the number of directors is five or more, the Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient obtained by dividing the authorized number of directors by three. If a fraction is also contained in such quotient, then additional directors shall be apportioned as follows: if such fraction is one-third, the additional director shall be a member of Class I; and if such fraction is two-thirds, one of the additional directors shall be a member of Class I and the other shall be a member of Class II. Except as otherwise required by applicable law, each director shall serve for a term ending on the date of the third Annual Meeting of Stockholders of the Corporation (the "Annual Meeting") following the Annual Meeting at which such director was elected; provided, however, that all of the Corporation's first five directors shall serve for a term ending on the date of the first Annual Meeting and that the directors elected at the Corporation's first Annual Meeting to Class III shall serve for a term ending on the date of the first Annual Meeting next following the end of the calendar year 1997, the directors first elected to Class II shall serve for a term ending on the date of the second Annual Meeting next following the end of the calendar year 1997 and the directors first elected to Class I shall serve for a term ending on the date of the third Annual Meeting next following the end of the calendar year 1997. All directors shall have equal standing.

         Notwithstanding the foregoing provisions of this Article 8: each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 4.02 hereof in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such class or series.

    9. LIMITATION OF DIRECTOR LIABILITY. The liability of directors of the Corporation for monetary damages for breach of fiduciary duty will be eliminated to the maximum extent permitted by the DGCL as the same exists or may hereafter be amended. The Corporation is authorized to provide indemnification for officers, directors, employees, agents and other persons identified in Section 145 of the DGCL (collectively, "Agents") through By-Law provisions, agreements with Agents, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification provided by Section 145 of the DGCL subject to limitations set forth in Section 102(b)(7) of the DGCL. Any amendment, modification or repeal of the foregoing shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

    10. VACANCIES ON BOARD OF DIRECTORS. Except as may otherwise be provided pursuant to Section 4.02 hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, regardless of their class, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

    11.  REMOVAL OF DIRECTORS.  Except as may otherwise be provided pursuant to
Section 4.02 hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class


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or series of Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than two-thirds of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director, regardless of class and voting together as a single voting class. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.


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    12.  SPECIAL STOCKHOLDER MEETINGS.  Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board or the President. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

    13. STOCKHOLDER ACTION. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the Board of Directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of voting stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and this Certificate of Incorporation have been satisfied.

    14. LOCATION OF STOCKHOLDER MEETINGS. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

    15.  BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS.

         15.01 DELAWARE LAW GOVERNS. Business combinations with Interested Stockholders (as defined in Section 203 of the DGCL) are specifically governed by Section 203 of the DGCL, as amended from time to time.

         15.02 FIDUCIARY OBLIGATION OF BOARD OF DIRECTORS. The fact that any action or transaction complies with the provisions of Section 203 of the DGCL shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors or any member thereof to approve such action or transaction or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such action or transaction.

         15.03 FIDUCIARY OBLIGATION OF INTERESTED STOCKHOLDER. Nothing contained in this Article 15 shall be construed to relieve any Interested Stockholder or any affiliate or associate thereof from any fiduciary obligation imposed by law.

         15.04 STOCKHOLDER APPRAISAL RIGHTS IN BUSINESS COMBINATIONS. To the maximum extent permissible under the DGCL, the stockholders of the Corporation shall be entitled to the statutory dissenters' rights provided therein, notwithstanding any exception otherwise provided therein, with respect to any business combination involving the Corporation and any Interested Stockholder (or any affiliate or associate of any Interested Stockholder), which requires the affirmative vote of stockholders.

    16. AMENDMENTS TO ARTICLES 4 THROUGH 16. Except for the provisions of Sections 4.01 and 4.02 hereof which may be amended by the affirmative vote of holders of a majority of the voting power of outstanding stock entitled to vote, the provisions set forth in this Article 16 and in Articles 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 hereof may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of not less than two thirds of the voting power of all outstanding shares of voting stock regardless of class and voting together as a single voting class, and, where such action is proposed by an Interested Stockholder or by any affiliate of an Interested Stockholder, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock, voting together as a single class, other than shares held by the Interested Stockholder (or its affiliate) which proposed such action.


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    17.  OTHER AMENDMENTS.  Except as provided in Article 16 hereof, the
Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

    18.  TERM OF EXISTENCE.  The Corporation is to have perpetual existence.

    19. NAME AND ADDRESS OF INCORPORATOR. The name and mailing address of the incorporator of the Corporation is:


         David R. Decker
         700 South Flower Street, Suite 3000
         Los Angeles, California 90017

    I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of August 1997.


                                  /s/ David R. Decker
                                  -------------------
                                  David R. Decker


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